Exhibit 99.1

Pingtan Marine Enterprise, Ltd.	Page 1
May 11, 2020

pingtan marine enterprise Reports FINANCIAL RESULTS

for the first quarter ended march 31, 2020

Company to Hold Conference Call Tuesday, May 12, 2020, at 8:00 AM ET

FUZHOU, China, May 11, 2020 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights (Year-on-Year Comparisons)

●	Revenue decreased by 6.1% to $17.3 million from $18.4 million.

●	Gross profit increased by 41.0% to $5.8 million from $4.1 million.

●	Net income was $8.42 million, compared to net loss of $1.97 million.

●	Net income attributable to owners of the Company was $7.66 million, or $0.10 per basic and diluted share, compared to net loss attributable to owners of the Company of $1.89 million, or $0.02 per basic and diluted share.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In the first quarter of 2020, economic activities in China and many countries of the world were affected to a varied extent by the COVID-19 pandemic. In the first quarter of 2020, Pingtan’s sales volume was over 13 million kg, which shows a robust year-on-year growth, but our sales revenue was adversely affected by both the pandemic and the seafood market situation. On the one hand, there was a decrease in the demand from the catering industry in the first quarter due to the pandemic, which affects the price of seafood; on the other hand, the market supply of Indian Ocean squid, one of our key product types, was more than sufficient to meet the market demand, which led to a downward pricing trend for this product. However, the market activity in China is starting to recover from the pandemic, and we believe consumption of seafood will gradually return to normal levels. The evolving and uncertain environment related to COVID-19 worldwide, however, makes it difficult to accurately predict the future impact on our results. In light of the current developments, we expect demand will increase having a positive impact on our sales for the remainder of the year.”

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 2

Factors Affecting Pingtan’s Results of Operations

COVID-19 pandemic

Since the outbreak of COVID-19 in December 2019, business activities in China have been seriously affected. In reaction to this pandemic, many provinces and municipalities in China activated the highest Level-I Response to the emergency public health incident in late January.  Emergency quarantine measures and travel restrictions have had a significant impact on many sectors across China, which has also adversely affected our operations. To reduce the impact on the Company’s production and operation, the Company implemented certain safety measures to allow its employees to gradually resume work in mid-February. For the employees who left Fuzhou during the Spring Festival holiday and could not return to Fuzhou as scheduled, or those who could only resume work after satisfying the 14-day quarantine requirement, the Company provided paid leave. Since resuming work in mid-February, the Company has been using a shift system and adopted additional health and safety procedures to protect its employees. With these measures, the Company was able to maintain its sales and operations from mid-February to mid-March. On March 23, 2020, the Company resumed normal operations.

The situation created by the COVID-19 pandemic has led to an unprecedented economic uncertainty globally. However, the extent of the overall impact on the Company’s financial conditions and results of operations is still highly uncertain and will depend on future developments, such as the ultimate duration and scope of the outbreak, its impact on our customers and exporters, how quickly normal economic conditions, operations, and the demand for our products can resume and whether the pandemic leads to recessionary conditions in China. Some of our customers are fish processing plants that exports processed fish products to foreign countries. These customers tended to reduce or postpone their purchases from us in the initial stage of the pandemic and have now started adjusting their business strategies in relation to exportation or domestic sale. Although the market activity in China is beginning to recover, the Company expects its full year 2020 results of operations to be adversely affected by the pandemic.

Indonesia’s Moratorium on Fishing License Renewals

In early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could combat illegal fishing and rectify ocean fishing order. In February 2015, the Company ceased all fishing operations in Indonesia. In November 2015, the Indonesian government announced that the moratorium had concluded, but the MMAF has neither implemented new fishing policies nor resumed the license renewal process. The Company has been paying close attention to any new trends in the MMAF’s fishing policy and has been actively exploring new locations to deploy its vessels.

As of March 31, 2020, of the Company’s 142 vessels, 69 were operating in international waters, 12 were operating in the Bay of Bengal in India, 13 were located in the PRC, 37 were located in the Arafura Sea in Indonesia, and the remaining 11 vessels were undergoing modification and rebuilding projects.

First Quarter 2020 Selected Financial Highlights

($ in millions, except shares and per share data)	Three Months ended March 31,
	2020	2019

Revenue	$17.3	$18.4
Cost of Revenue	$11.6	$14.3
Gross Profit	$5.8	$4.1
Gross Margin	33.2%	22.1%
Net Income (Loss)	$8.42	$(1.97)
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$0.10	$(0.02)

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 3

Balance Sheet Highlights

($ in millions, except for book value per share)	3/31/2020	12/31/2019

Cash and Cash Equivalents	$32.8	$10.1
Total Current Assets	$159.5	$64.3
Total Assets	$478.6	$404.1
Total Current Liabilities	$161.0	$88.8
Long-term bank loans, non-current portion	$155.7	$160.2
Total Liabilities	$316.7	$249.1
Shareholders’ Equity	$161.8	$155.1
Total Liabilities and Shareholders’ Equity	$478.6	$404.1
Book Value Per Share (in $)	$2.05	$1.96

Consolidated Financial and Operating Review

Revenue

Revenue for the three months ended March 31, 2020 was $17.3 million, a decrease of $1.1 million, or 6.1%, from $18.4 million for the same period in 2019. Sales volume increased by 54.9% to 13.5 million KG in the three months ended March 31, 2020 from 8.7 million KG in the same period of 2019. Sales volumes increased by a larger percentage while revenue decreased slightly for the first quarter of 2020. The decrease in revenue was primarily attributable to the different sales mix, impact of market situation and the 39.3% decrease in average unit sale price during the three months ended March 31, 2020, as compared to the three months ended March 31, 2019.

Gross Margin

The Company’s gross margin was 33.2% for the three months ended March 31, 2020, compared to 22.1% in the prior year period. The increase in gross margin was primarily attributable to a drop of unit production cost by 48.0% for the first quarter of 2020, as compared to the same period in the prior year. In the first quarter 2019, we deployed new fishing vessels to sea, which drove up the refueling cost and other related costs of revenue, but no revenue was generated because the vessels were not yet in operation during that time.

Selling Expenses

For the three months ended March 31, 2020, selling expenses were $0.9 million compared to $0.7 million in the prior year period. The increase was primarily due to the $0.79 million increase in storage fees and a $0.16 million increase in shipping and handling fees as a result of renting larger warehouses and an increased number of fish inventory delivered to the warehouses, partially offset by the decrease in insurance fees and customs clearance charge.

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 4

General & Administrative Expenses

For the three months ended March 31, 2020, general and administrative expenses were $2.0 million, compared to $4.8 million in the prior year period. The decrease was primarily due to the $510,728 decrease in the depreciation of non-operating vessels, or 41.8%, as compared to the three months ended March 31, 2019, as well as no impairment of assets for the first quarter in 2020, compared to a $2.2 million impairment loss that was recorded in the prior year period.

Net Income (Loss)

Net income for the three months ended March 31, 2020 was $8.42 million, compared to net loss of $1.97 million in the same period of 2019, an increase of 527.6%.

Net Income (Loss) Attributable to Owners of the Company

Net income attributable to owners of the Company for the three months ended March 31, 2020 was $7.66 million, or $0.10 per basic and diluted share, compared to net loss attributable to owners of the Company of $1.89 million, or $0.02 per basic and diluted share, in the same period of 2019.

Conference Call Details

Pingtan will discuss the financial results for the first quarter of 2020 during a conference call on Tuesday, May 12, 2020 – 8:00 a.m. ET.

The dial-in numbers are:

Live Participant Dial-in (Toll Free):	+1 (877) 407-0310
Live Participant Dial-in (International):	+1 (201) 493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: https://78449.themediaframe.com/dataconf/productusers/pme/mediaframe/38112/indexl.html. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 5

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; locating or re-locating vessels, in foreign waters and related license requirements; our ability to successfully manage relationships with customers, distributors and other important relationships; actions taken by government regulators, such as the Indonesian moratorium; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; the impact of the current coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity; the impact of COVID-19 on our customers and distributors; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income; and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS

PureRock Communications Limited

PTmarine@pure-rock.com

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 6

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2020	2019

REVENUE	$17,307,000	$18,424,209

COST OF REVENUE	11,554,443	14,343,558

GROSS PROFIT	5,752,557	4,080,651

OPERATING EXPENSES:
Selling	901,651	709,929
General and administrative	1,270,143	3,595,390
General and administrative - depreciation	711,433	1,222,161
Subsidy	(7,773,993)	-

Total Operating (Income) Expenses	(4,890,766)	5,527,480

INCOME (LOSS) PROFIT FROM OPERATIONS	10,643,323	(1,446,829)

OTHER INCOME (EXPENSE):
Interest income	1,200,126	2,516
Interest expense	(2,898,896)	(529,165)
Foreign currency transaction (loss) gain	(366,409)	90,084
Loss on equity method investment	(125,528)	(110,616)
Other (expense) income	(35,540)	25,671

Total Other Expense Income, net	(2,226,247)	(521,510)

INCOME (LOSS) BEFORE INCOME TAXES	8,417,076	(1,968,339)

INCOME TAXES	-	-

NET INCOME (LOSS)	$8,417,076	$(1,968,339)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	752,386	(81,100)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$7,664,690	$(1,887,239)

COMPREHENSIVE INCOME:
NET INCOME (LOSS)	8,417,076	(1,968,339)
OTHER COMPREHENSIVE (LOSS) GAIN
Unrealized foreign currency translation (loss) gain	(1,688,439)	2,899,349
COMPREHENSIVE INCOME	$6,728,637	$931,010
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	617,214	124,977
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$6,111,423	$806,033

NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$0.10	$(0.02)

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 7

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,763,999	$10,092,205
Restricted cash	6,218,903	-
Accounts receivable, net of allowance for doubtful accounts	10,234,384	9,273,446
Due from related parties	58,470,920	12,477,777
Inventories, net of reserve for inventories	50,761,587	30,527,752
Prepaid expenses	962,879	1,354,129
Other receivables	46,099	613,384

Total Current Assets	159,458,771	64,338,693

OTHER ASSETS:
Cost method investment	2,963,967	3,010,235
Equity method investment	27,370,624	27,923,464
Prepayment for long-term assets	32,816,080	49,040,338
Right-of-use asset	346,531	438,254
Property, plant and equipment, net	255,596,955	259,377,729

Total Other Assets	319,094,157	339,790,020

Total Assets	$478,552,928	$404,128,713

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,064,252	$7,951,766
Accounts payable - related parties	1,643,360	1,707,217
Short-term bank loans	90,612,694	10,034,116
Long-term bank loans - current portion	55,539,089	57,122,789
Accrued liabilities and other payables	9,837,231	11,428,018
Lease liability- current liability	315,939	375,922
Due to related parties	18,354	168,328

Total Current Liabilities	161,030,919	88,788,156

OTHER LIABILITIES:
Lease liability	-	32,203
Long-term bank loans - non-current portion	155,715,516	160,230,498

Total Liabilities	316,746,435	249,050,857

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 125,000,000 shares authorized; 79,055,053 shares issued and outstanding at March 31, 2020 and December 31, 2019)	79,055	79,055
Additional paid-in capital	81,682,599	81,682,599
Retained earnings	61,951,144	54,286,454
Statutory reserve	15,748,751	15,748,751
Accumulated other comprehensive loss	(17,634,175)	(16,080,908)
Total equity attributable to owners of the company	141,827,374	135,715,951
Non-controlling interest	19,979,119	19,361,905

Total Shareholders’ Equity	161,806,493	155,077,856

Total Liabilities and Shareholders’ Equity	$478,552,928	$404,128,713

Pingtan Marine Enterprise, Ltd. May 11, 2020	Page 8

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,417,076	$(1,968,339)
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	3,378,428	2,740,118
Increase in allowance for doubtful accounts	107,542	-
Increase (decrease) in reserve for inventories	(266,298)	213,454
Loss on equity method investment	125,528	110,616
Impairment loss of fishing vessels	-	2,229,502
Changes in operating assets and liabilities:
Accounts receivable	(1,227,791)	(814,569)
Inventories	(20,751,500)	(4,498,954)
Prepaid expenses	376,068	391,018
Other receivables	566,339	592,037
Accounts payable	(4,837,739)	5,444,714
Accounts payable - related parties	(38,188)	(318,642)
Advance from customers	(821,178)	96,342
Accrued liabilities and other payables	(615,618)	950,819
Accrued liabilities and other payables - related party	-	(1,290)
Due from related parties	(1,165,502)
Due to related parties	(332,844)	5,223,359

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(17,085,677)	10,390,185

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(8,709,670)	(21,353,232)
Proceeds from government subsidies for fishing vessels construction	21,051,727	2,159,246
Deposit for purchase of land use right	-	(4,357,621)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	12,342,057	(23,551,607)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	81,960,166	-
Proceeds from long-term bank loans	8,161,628	83,002,312
Repayments of long-term bank loans	(10,961,456)	(926,365)
Advances from related parties	-	5,534,231
Advance to related party-HL	(45,721,566)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	33,438,772	87,610,178

EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	195,545	477,710

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	28,890,697	74,926,466

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of period	10,092,205	1,966,855

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - end of period	$38,982,902	$76,893,321

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$3,059,072	$1,286,302
Income taxes	$-	$-

RECONCILIATION TO AMOUNTS ON CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	32,763,999	76,893,321
Restricted cash	6,218,903	-
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$38,982,902	$76,893,321

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$15,705,688	$-
Property and equipment acquired on credit as payable	$-	$10,111,168